SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            May 8, 2014
                          Date of Report
                 (Date of Earliest Event Reported)

                     CHESS SUPERSITE CORPORATION
        (Exact Name of Registrant as Specified in its Charter)

                RIVER RUN ACQUISITION CORPORATION
      (Former Name of Registrant as Specified in its Charter)

 Delaware                   000-55066                    46-3610035
(State or other      (Commission File Number)          (IRS Employer
jurisdiction                                      Identification No.)
of incorporation)

                   1131A Leslie Street, Suite 201
                      Toronto, Ontario M3C 3L8
                                Canada
             (Address of Principal Executive Offices)

                        215 Apolena Avenue
                 Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                          647-927-4644
                (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On May 5, 2014, Chess Supersite Corporation (formerly River
Run Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 66.7% of the total outstanding 1,500,000 shares of common stock as follows:

                500,000       Rubin Schinderman
                500,000       Alexander Starr

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01 Changes in Control of Registrant

     On May 5, 2014, the following events occurred which resulted in a change of control of the Registrant:

     1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

     2.   The then current officers and directors resigned.

     3.   New officer(s) and director(s) were appointed and elected.

     The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

     The Registrant anticipates that it will develop its business with a combination with a private company or through the development of its business plan. The Company is designed to become an online chess site featuring sophisticated playing zone, game broadcasts with software analyses and top analysts' commentaries, education and other chess oriented resources. With the availability of global high speed Internet access, the Company anticipates that it will be able to deliver high quality product featuring broadcasts of top worldwide games, education, interactivity, playing and other services. The Company believes that chess players have two major needs: (1) to play against each other and (2) to watch games of top players including Grandmasters. The viewing of chess games is particularly adaptable to the Internet to allow for real time or archived viewing while enjoying the comments, announcements and analyses of top experts.
The Company anticipates that the playing zone will utilize two-level architecture allowing thousands of users to watch and play as individuals and/or as teams. Web-based services designed for browsers and table computers will be the project's centerpiece and main point of focus.
The Company anticipates that such an Internet site will have a great appeal to the vast worldwide chess playing population.

ITEM 5.02 Departure of Directors or Principal Officers;
          Election of Directors

     On May 5, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

     On May 5, 2014, James McKillop resigned as the Registrant's vice president and director.

     On May 5, 2014 Rubin Schinderman and Alexander Starr were named as directors of the Registrant and were appointed its Chief Executive Officer and President, respectively.

     Rubin Schinderman serves as the Chief Executive Officer and a director of the Registrant. Mr. Schinderman has been in the business community for over 30 years. In 2002 he established Rubin and Associates Financial Services where he provided services to several private and public companies while providing corporate governance and management direction to ensure complete transparency for shareholders. Since 2011, Mr. Schinderman has served as president and director of Hard Asset Capital Corp. Mr. Schinderman holds a Bachelor of Arts degree in science.

     Alexander Starr serves as President and a director of the Registrant. Mr. Starr has many years experience in the business community and brings an established record in business development, marketing and management. From 2009 to 2013, Mr. Starr was president of Oxford Capital Partners, a division of a 1520814 Ontario Inc. company, responsible for day-to-day operations of the company, consulting with client companies to establish and develop business ventures. From 2013 to the present, Mr. Starr has served as president of Chess Supersite Inc., overseeing the operations and development
of the supersite and promoting chess issues.   Mr. Starr is a Master of
Chess.


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                           CHESS SUPERSITE CORPORATION


Date:  May 12, 2014        Alexander Starr
                              President